Exhibit 10.02





                              CUSTOMER AGREEMENT


                                     Among


                              KENMAR GLOBAL TRUST


                 ING (U.S.) SECURITIES, FUTURES & OPTIONS INC.









                          Dated as of __________, 1996


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                              KENMAR GLOBAL TRUST

                              CUSTOMER AGREEMENT


            In consideration of the acceptance by ING (U.S.) Securities, Futures & Options Inc. ("ING Futures & Options") of one or more accounts of Kenmar Global Trust ("Customer") to be managed by certain trading advisors (each, a "Trading Advisor", collectively, the "Trading Advisors"), it is agreed as follows:

            1. Customer acknowledges that the purchase and sale of commodity futures and forward contracts and commodity options is speculative, involves a high degree of risk and is suitable only for persons who can assume the risk of losses in excess of their margin deposits and option premiums. Customer understands that because of the low margin normally required in commodity futures and forward trading, small price changes in commodity futures and forward contracts may result in significant Customer losses, which losses may substantially exceed Customer's margin deposits and any other deposits Customer may make. ING Futures & Options has disclosed all the foregoing risks and information, as well as the fact that the proposed brokerage commissions of $_________ per round-turn may constitute significantly higher brokerage costs than those charged by ING Futures & Options to other customers, including other commodity pools such as Customer.

            Kenmar Advisory Corp. agrees to pay all floor brokerage charges relating to Customer's trading.

            2. Customer authorizes ING Futures & Options, as Customer's commodity broker and as Customer's principal, to purchase and sell commodity futures and forward con tracts, respectively, (and to use the services of other persons designated by Customer in writing from time to time, in doing so) and to purchase, sell and exercise commodity options for Customer's account in accordance with the written or oral instructions of each Trading Advisor as described in the Prospectus of the Customer dated ___________, 1996 (as may be amended from time to time, the "Prospectus"), pursuant to which each Trading Advisor has been granted full discretionary trading authority with respect to Customer's assets, or such other person or persons as Customer may designate to ING Futures & Options in writing from time to time. Customer acknowledges and agrees that ING Futures & Options shall have no discretion with respect to the trading decisions to be made for the account of Customer except as may otherwise be agreed upon in writing between Customer and ING Futures & Options. Customer has delivered to ING Futures & Options a true copy of the Advisory Agreement between Customer and each Trading Advisor (the "Advisory Agreement"). Customer may override the authority of each Trading Advisor only in certain limited circumstances as described in such Advisory Agreements. ING Futures & Options shall be in no respect responsible for any actions taken in compliance with instructions from each Trading Advisor or from Customer.

            3. ING Futures & Options shall act as custodian for all assets of Customer except for those assets of Customer which are held by Brown Brothers Harriman & Co.

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("BBH") pursuant to the __________ Agreement dated as of ________, 1996 between
BBH and the Customer. In such capacity, ING Futures & Options may cause to be held cash and other assets of Customer by such bank or banks as ING Futures & Options may select from time to time, in its sole discretion, subject to the approval of Customer, and may transmit funds to exchanges as margin. ING Futures & Options will credit Customer with interest as if the daily cash balance in Customer's account held in ING Futures & Options' customer segregated funds were continuously invested in 91-day Treasury Bills at prevailing rates auctioned during each month. ING Futures & Options will, in turn, deposit such cash assets in a non-interest bearing, demand deposit "customer segregated funds account" maintained at a major money center or foreign bank. ING Futures & Options or any of its affiliates may make such "offset account" or similar arrangements with respect to such "customer segregated funds account" and may retain all benefit therefrom, provided that no such arrangements shall subject the assets of the Customer to any liability in respect of any debt or obligation of any affiliate of ING Futures & Options. Such "customer segregated funds account" will be maintained in full compliance with applicable CFTC rules governing maintenance of "customer funds."

            In respect of certain "unregulated" trading and trading on certain foreign exchanges, ING Futures & Options shall invest Customer assets, to the maximum extent reasonably practicable, in short-term, interest-bearing instruments and the return thereon, net of any currency conversion effects, will inure solely to Customer's behalf.

            4. Customer shall pay ING Futures & Options: (a) the applicable initial, maintenance and variation margin requirements in effect from time to time; and (b) service charges on any Customer deficit balance at the rates customarily charged by ING Futures & Options and interest on any such deficit balance at the rate of one percent (1%) over the average prime rate announced from time to time by _________________________, with interest to be computed and charged by ING Futures & Options on a monthly basis, or the maximum rate allowed by law, whichever is less. Brokerage commissions per round turn of $________ plus all routine charges, including without limitation, exchange fees, National Futures Association transaction fees and clearing fees and floor brokerage due in respect of Customer's trading shall be paid to ING Futures & Options by Kenmar Advisory Corp. ("KAC") from the monthly flat-rate commission received by KAC from Customer. ING Futures & Options shall pay all "pit brokerage" incurred in respect of Customer's trading without reimbursement therefor by Customer.

            5. Customer acknowledges that ING Futures & Options has the right, but no responsibility or obligation, to limit the number of commodity futures, forward and commodity options which Customer may maintain or acquire through ING Futures & Options at any time. ING Futures & Options shall give Customer prior notice of any such limitation.

            6. Customer shall maintain at all times all of its assets, except such assets as may be held by banks, with ING Futures & Options to be used to provide, and subject to be transmitted to exchanges in respect of, margins for Customer's account as required from time

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to time by ING Futures & Options in its sole and absolute discretion. Margin requirements established by ING Futures & Options may exceed or differ from the requirements set by any commodity exchange or third party and may be changed by ING Futures & Options without notice to Customer, such changes to apply to existing as well as future positions, should ING Futures & Options so elect. If at any time Customer's account does not contain the amount of margin and/or premium required by ING Futures & Options, ING Futures & Options may, at any time, close out Customer's open positions in whole or in part and take any action described in Section 11 hereof, after giving notice thereof to each Trading Advisor and the Customer. While ING Futures & Options has the right to close out Customer's open positions in whole or in part for failure to maintain the amount of margin required by ING Futures & Options or pay premiums due to ING Futures & Options, Customer understands and agrees that ING Futures & Options has no obligation to Customer to do so in the absence of specific instructions from Customer or a Trading Advisor.

            7. All transactions by ING Futures & Options on Customer's behalf shall be subject to the applicable constitutional provision, by-laws, rules, regulations, rulings and interpretations of the contract market on which such transactions are executed or cleared by ING Futures & Options or its agents for Customer's account, and to all applicable governmental acts and statutes (such as the Commodity Exchange Act) and the rules and regulations made thereunder; ING Futures & Options shall not be liable to Customer as a result of any action taken by ING Futures & Options or its agents that is considered in good faith by ING Futures & Options to be required by any such constitutional provision, rule, regulation, ruling, interpretation, act, statute or regulation. The foregoing provision is solely for the protection and benefit of ING Futures & Options, and any failure by ING Futures & Options or its agents to comply with any such constitution, rule, regulation, ruling, interpretation, act, statute or other regulation shall not relieve Customer of any obligations under this Agreement nor be construed to create rights hereunder in favor of Customer against ING Futures & Options.

            8. All monies, securities, commodities, commodity futures contracts, commodity options or other property, including any property held by banks, now or at any future time in Customer's account or held by ING Futures & Options for Customer are hereby pledged with ING Futures & Options and shall be subject to a security interest in ING Futures & Options's favor to secure any indebtedness at any time owing from Customer to ING Futures & Options.

            9. All transactions for or on Customer's behalf shall be deemed to be included in a single account whether or not such transactions are segregated on ING Futures & Options's records into separate accounts, either severally or jointly with others -- the foregoing provision being solely for ING Futures & Options's protection.

            ING Futures & Options's rights with respect to Customer's property shall be qualified by applicable requirements for the segregation of customer property under the

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Commodity Exchange Act and the regulations of the Commodity Futures Trading
Commission.

            10. ING Futures & Options shall not be responsible for: (1) delays in the transmission of orders due to breakdown or failure of transmission or communication facilities or to any other cause beyond ING Futures & Options's reasonable control or not resulting from ING Futures & Options's negligence or misconduct; or (2) any gain or loss to Customer from fluctuations in currency exchange rates in any foreign currency in which any commodity futures, forward or commodity option contract or deposited property is held, except to the extent that any amount may be owing from ING Futures & Options to Customer pursuant to any transaction in a foreign currency between ING Futures & Options and Customer, provided that there is no negligence or misconduct on the part of ING Futures & Options in respect of such loss.

            11. In the event that: (a) Customer shall terminate or be dissolved;
(b) a proceeding under the Bankruptcy Code, an assignment for the benefit of creditors or an application for a receiver, custodian or trustee shall be filed or applied for by or against Customer; (c) any property in Customer's account shall be garnished or attached; (d) the property held in Customer's account shall be determined by ING Futures & Options in its sole and absolute discretion, and regardless of current market quotations, to be inadequate to secure Customer's account; (e) Customer's account shall incur a deficit balance; or (f) Customer shall acquire or maintain open positions with ING Futures & Options in excess of the limits imposed from time to time by ING Futures & Options pursuant to Section 5 hereof, ING Futures & Options may close out Customer's account in whole or in part, sell any or all of Customer's property held by ING Futures & Options, buy or sell any securities, commodities, commodity futures, forward or commodity options, or any other property, for Customer's account, or cancel any outstanding orders to close out any account of Customer or to close out any commitment made by ING Futures & Options on behalf of Customer. Such sale, purchase or cancellation may be made at ING Futures & Options's discretion on a contract market or at public auction or at private sale. No prior tender, demand, call or prior notice from ING Futures & Options of the time and place of such sale or purchase shall be deemed to be a waiver of ING Futures & Options's right to sell or buy any property held by ING Futures & Options, or owed to ING Futures & Options by Customer. ING Futures & Options may, to the extent permitted by law, purchase the whole or any part of any such Customer property, free from any right of redemption, and Customer shall remain liable for and shall pay to ING Futures & Options the amount of any deficiency resulting from any such transactions.

            12. If at any time Customer shall be unable to deliver to ING Futures & Options any property previously sold by ING Futures & Options on Customer's behalf, Customer authorizes ING Futures & Options in its discretion to borrow or to buy any property necessary to make delivery thereof, and Customer shall pay and reimburse ING Futures & Options for any cost, loss and damage (including consequential costs, losses, penalties, fines and damages) which ING Futures & Options may sustain thereby and any premiums which ING Futures & Options may be required to pay thereon, and for any cost, loss and damage

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(including consequential costs, losses, penalties, fines and damages) which ING
Futures & Options may sustain from its inability to borrow or buy any such property.

            13. In the event ING Futures & Options does not receive timely instructions with respect to outstanding options held in Customer's account to liquidate, exercise or permit such options to expire, ING Futures & Options shall permit such options in Customer's account to expire.

            Customer shall give liquidating instructions to ING Futures & Options concerning Customer's open futures and forward positions maturing in a current month at least five (5) business days prior to the first notice day, in the case of long positions, and at least five (5) business days prior to the last trading day, in the case of short positions. Alternatively, Customer shall deliver to ING Futures & Options sufficient funds to take delivery or sufficient funds and/or the necessary documents to make delivery within the time period hereinabove specified. If Customer does not either give instructions or deliver the funds and/or documents hereby required to ING Futures & Options within such period, ING Futures & Options may, without notice, either liquidate Customer's positions pursuant to Section 11 or take or make delivery on behalf of Customer upon such terms and in such manner as ING Futures & Options determines in its sole and absolute discretion.

            14. Customer agrees and acknowledges that with respect to its forward trading, Customer shall trade through ING Futures & Options and such trading shall be subject to ING Futures & Options's standard netting provisions.

            15. Customer agrees that ING Futures & Options may, from time to time, change the account number assigned to any account covered by this Agreement, and that this Agreement shall remain in full force and effect as to any such renumbered account.

            16. Subject to Section 7 hereof, no provision of this Agreement shall in any respects be waived, altered, modified or amended unless such waiver, alteration, modification or amendment be committed to writing and signed by Customer and an officer of ING Futures & Options.

            17. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE GOV ERNED BY, THE LAWS OF THE STATE OF NEW YORK.

            18. This Agreement shall be binding upon Customer and Customer's assigns.

            19. Customer acknowledges that it is an affiliate of ING Futures & Options. However, Customer acknowledges and agrees that this Agreement may be enforced against Customer in accordance with its terms, irrespective of such affiliation.


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            20. If any term or provision hereof, or the application thereof to any person or circumstance, shall to any extent be contrary to any exchange or government regulation or otherwise invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is contrary, invalid or enforceable, shall not be affected thereby, and shall be enforced to the fullest extent permitted by regulation and law, provided such enforcement does not materially alter the intent of this Agreement or reduce the security, or increase the obligations, of ING Futures & Options hereunder.

            21. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any thereof shall not preclude or inhibit the exercise of additional rights or remedies.

            22. ING Futures & Options shall be free to render services of the nature to be rendered to Customer hereunder to persons or parties in addition to Customer, and the parties acknowledge that ING Futures & Options does and will render such services, including to commodity pools similar in nature to Customer, and may do so on terms more favorable than those granted to Customer hereunder. However, ING Futures & Options shall not knowingly or deliberately favor any account over Customer with respect to the execution of commodity trades.

            23. This Agreement shall be cancellable, without penalty, upon sixty
(60) days' notice to the parties hereto by ING Futures & Options or Customer.

            24. Any notices under this Agreement shall be given or confirmed in writing, delivered personally or sent by mail, as follows:

            if to Customer:

                  KENMAR GLOBAL TRUST
                  c/o Kenmar Advisory Corp.
                  Two American Lane
                  P.O. Box 5150
                  Greenwich, Connecticut  06831-8150
                  Attn:  Joshua B. Parker


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            with a copy to:

                  KENMAR ADVISORY CORP.
                  Two American Lane
                  P.O. Box 5150
                  Greenwich, CT 06831-8150
                  Attn:  Joshua B. Parker

            if to ING Futures & Options:

                  ING (U.S.) SECURITIES, FUTURES & OPTIONS, INC.
                  233 S. Wacker Drive, Suite 5200
                  Chicago, Illinois 60606
                  Attn:  ________________________

            Notices hereunder shall be effective only when actually received.

            25. Customer understands that any of its assets held by the parties with which Customer trades in the forward markets will not be subject to Commodity Futures Trading Commission segregation requirements.

            26. This Agreement shall inure to the benefit of ING Futures & Options. This Agreement shall also inure to the benefit of any of ING Futures & Options's affiliates through which Customer may trade and to that of the respective successors (by merger, consolidation or otherwise) and assigns of each of the foregoing parties, each of which may transfer Customer's account to any such successors or assigns.

            27. ING Futures & Options and Customer each agree that in the event of inconsistencies between the terms of this Agreement and the Prospectus, the latter shall control as if set forth verbatim herein.


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            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

                                    KENMAR GLOBAL TRUST




                           By: Kenmar Advisory Corp.,
                                              Managing Owner



                                    By:___________________________________
                                          Name:
                                          Title:

Accepted and Confirmed

ING (U.S.) SECURITIES,
FUTURES & OPTIONS INC.


By:____________________________
      Name:
      Title:




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